Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made as of [●], 2024, by and among Ondas Autonomous Systems Inc., a Nevada corporation (the “Company”), and the investors listed on Schedule A to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1. Purchase and Sale of Notes.

1.1 Sale and Issuance of Notes.

(a) Subject to the terms and conditions of the Transaction Documents (as defined below), each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing a convertible promissory note in the form of Exhibit A attached to this Agreement, in the amount set forth opposite such Purchaser’s name on Schedule A to this Agreement (each a “Note” and together the “Notes”).

(b) Subject to the terms and conditions of the Transaction Documents, the Notes shall be automatically converted into the same securities of the Company (the “Securities”), issued in a subsequent private or public offering of securities of the Company yielding proceeds to the Company of at least $5,000,000 (after commissions, underwriters’ discounts and/or expenses).

1.2 Closing; Delivery.

(a) The purchase and sale of the Notes shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. Miami time, on a date to be specified by the Company and each Purchaser, which shall be no later than the second Business Day after satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 of this Agreement (not including conditions which are to be satisfied by actions taken at the Closing, but subject to the satisfaction of such conditions), or at such other time and place as the Company and each Purchaser mutually agree upon, orally or in writing (the “Closing”). The parties anticipate that each Closing will occur by October 31, 2024.

(b) At the Closing, the Company shall take such action as is reasonably necessary and legally required to reflect the sale, assignment, transfer and delivery of the Notes on the books and records of the Company and together with all accrued rights and benefits attached thereto.

1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Notes as set forth on Exhibit C.

1.4 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Accredited Investor Questionnaire” means the questionnaire attached hereto as Exhibit D.

(b) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(c) “Business Day” means a day, other than Saturday, Sunday, or legal holiday in the State of Nevada, on which commercial banks in New York, New York are open for the general transaction of business.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company’s Knowledge” shall mean the actual knowledge after reasonable investigation of the following officers: Eric Brock, Neil Laird, Meir Kliner, and Yishay Curelaru.

(f) “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned or used by the Company or the Subsidiaries in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(g) “Holdings Convertible Note Waiver” means the waiver attached hereto as Exhibit B.

(h) “Key Employee” means any executive-level employee (including division director and vice president-level positions).

(i) “Material Adverse Effect” means any state of facts, change, development, effect, condition or occurrence which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company; provided that, “Material Adverse Effect” shall be deemed to exclude the impact of (i) changes in applicable laws (or interpretations or enforcement thereof); (ii) changes or modifications to GAAP; (iii) general national or international economic, financial, political or business conditions, banking, financial or credit markets in general or changes in any fiscal or monetary policy; (iv) acts of terrorism or war (whether or not declared), military action or the escalation thereof; (v) changes in the industries in which the Company operates; (vi) the execution or announcement of this Agreement or the transactions contemplated hereby, or the other Transaction Documents or any action expressly required by this Agreement or the other Transaction Documents; (vii) changes in the price or trading volume of Ondas Holdings Inc.’s, a Nevada corporation (“Holdings”) common stock, par value per share $0.0001 (it being understood that any cause underlying such change may be taken into consideration when determining whether a Material Adverse Effect has occurred unless such cause is otherwise excluded) or (viii) any failure by the Company to meet internal projections or forecasts or third-party revenue or earnings predictions for any period (it being understood that any cause underlying such failure may be taken into consideration when determining whether a Material Adverse Effect has occurred, unless such cause is otherwise excluded); provided that clause (i), (ii), (iii) and (iv) above shall be considered for purposes of determining whether there has been a Material Adverse Effect to the extent such state of facts, change, development, effect, condition or occurrence has a disproportionate adverse effect on the Company as compared to other companies operating in the industry in which it operates.

(j) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(k) “Relative” means, with respect to any natural Person, each of (a) the spouse, civil partner, lineal ancestors or descendants, nieces, nephews or cousins of such natural Person or his/her spouse, regardless of whether such relationship exists by birth, adoption or marriage, (b) any executors or administrators for, or the estate of, such natural Person or any of the foregoing, and (c) any trusts, partnerships, companies or other Persons formed for the benefit of such natural Person or any of the foregoing.

(l) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(m) “Subsidiary” or “Subsidiaries” means any or all of the entities listed on Schedule 2.3 of the Disclosure Schedule.

(n) “Transaction Documents” means this Agreement and the Notes.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the disclosure schedules delivered by the Company to Purchaser in connection with this Agreement (the “Disclosure Schedule”) and as described in the forms, reports, statements (including registration statements), certifications, and other documents and materials filed or furnished by Holdings with the Securities and Exchange Commission (“SEC”) prior to the date of this Agreement, as amended or supplemented since the time of filing or furnishing, and including all exhibits, financial statements and schedules thereto and documents incorporated by reference therein (the “Holdings SEC Reports”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Closing, of 100,000,000 shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”). All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b) Schedule 2.2(b) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) outstanding stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Notes to be issued under this Agreement and (B) the securities and rights described in Schedule 2.2(b) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

(c) None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(d) Other than the Transaction Documents, the Company is not party to any side letters or existing agreements with any Person providing such Person with rights associated with the governance or capital stock of the Company.

2.3 Subsidiaries. Except as set forth in Schedule 2.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4 Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Documents, and to issue the Notes at the Closing and the Securities issuable upon conversion of the Notes, has been taken or will be taken prior to the applicable Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of the Closing, and the issuance and delivery of the Notes has been taken or will be taken prior to the applicable Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5 Valid Issuance of Notes. The Notes, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of Purchasers in Section 3 of this Agreement, the Notes will be issued in compliance with all applicable federal and state securities laws. The Securities issuable upon conversion of the Notes will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of Purchasers in Section 3 of this Agreement, the Securities issuable upon conversion of the Notes will be issued in compliance with all applicable federal and state securities laws.

2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company or the Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, except filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.

2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, or charge pending or to the Company’s Knowledge, currently threatened in writing (i) against the Company or the Subsidiaries or to the Company’s Knowledge, any officer, director or Key Employee of the Company or the Subsidiaries arising out of their employment or board relationship with the Company or the Subsidiaries, respectively; or (ii) that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company, the Subsidiaries nor, to the Company’s Knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company or the Subsidiaries). Except as set forth in Schedule 2.7 of the Disclosure Schedule, there is no action, suit, proceeding or investigation by the Company or the Subsidiaries pending or which the Company or the Subsidiaries intend to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company or the Subsidiaries) involving the prior employment of any of the Company’s or the Subsidiaries’ employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8 Intellectual Property.

(a) The Company or the Subsidiaries own or possess or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants. The Company or the Subsidiaries have not received any communications alleging that the Company or the Subsidiaries have violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(b) To the Company’s Knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company or the Subsidiaries violate or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(c) Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company or the Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.

(d) The Company and the Subsidiaries have obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(e) Each employee and consultant has assigned to the Company or the Subsidiaries all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company or the Subsidiaries that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Company’s or the Subsidiaries’ time or with the use of any of the Company’s or the Subsidiaries’ equipment, supplies, facilities or information or (iii) resulted from the performance of services for the Company or the Subsidiaries. To the Company’s Knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company or any Subsidiary, including prior employees or consultants.

(f) Schedule 2.8(f) of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Company or any Subsidiary.

(g) The Company and the Subsidiaries have not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its products or services that are generally available or in development in any manner that would materially restrict the ability of the Company or any Subsidiary to protect its proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Company Intellectual Property (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company Intellectual Property; (iii) the creation of any obligation for the Company or the Subsidiaries with respect to Company Intellectual Property owned by the Company or any Subsidiary, or the grant to any third party of any rights or immunities under Company Intellectual Property owned by the Company or any Subsidiary; or (iv) any other limitation, restriction or condition on the right of the Company or any Subsidiary with respect to its use or distribution of any Company Intellectual Property.

(h) Except as set forth in Schedule 2.8(h), no government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s or any Subsidiaries’ rights in the Company Intellectual Property.

2.9 Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Articles of Incorporation, as amended (“Articles”) or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, lease, agreement, contract or purchase order to which the Company or any Subsidiary is a party or by which it is bound or (iv) of any provision of federal or state statute, rule or regulation applicable to the Company or any Subsidiary, in each case of clauses (ii)-(iv), the violation or default of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a material default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company or the Subsidiaries.

2.10 Agreements; Actions.

(a) Except for the Transaction Documents, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any Subsidiary is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any Subsidiary in excess of $200,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company or any Subsidiary, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s or the Subsidiaries’ exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company or any Subsidiary with respect to infringements of proprietary rights.

(b) Except for the Transaction Documents and as set forth in Schedule 2.10(b), the Company and the Subsidiaries have not (i) declared any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, in any case which remains unpaid, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities that remain outstanding individually in excess of $100,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business. For the purposes of (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company or any Subsidiary has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

(c) The Company and the Subsidiaries are not a guarantor or indemnitor of any indebtedness of any other Person.

2.11 Certain Transactions.

(a) Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters, and employment agreements or arrangements that can be terminated on less than ninety (90) days’ notice without penalty, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to Purchasers or their respective counsel) and (iv) the Transaction Documents, there are no agreements, understandings or proposed transactions between the Company or the Subsidiaries and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b) The Company and the Subsidiaries are not indebted, directly or indirectly, other than pursuant to the Transaction Documents, to any of its directors, officers or employees or to their respective Relatives or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s or the Subsidiaries’ directors, officers or employees, or any members of their respective Relatives, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or the Subsidiaries, respectively.

2.12 Rights of Registration and Voting Rights. The Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s Knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13 Property. The property and assets that the Company and the Subsidiaries own are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s or the Subsidiaries’ ownership or use of such property or assets. With respect to the property and assets it leases, the Company and the Subsidiaries are in compliance in all material respects with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company and the Subsidiaries do not own any real property.

2.14 Financial Statements. The consolidated financial statements of Holdings included in the Holdings SEC Reports since January 1, 2022 (collectively, the “Financial Statements”) comply, as of their respective dates of filing with the SEC in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto, and were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except as may be indicated in the notes thereto, and subject, in the case of the unaudited Financial Statements to normal, recurring adjustments that are not material in amount and the absence of footnotes. The Financial Statements fairly present in all material respects the consolidated financial condition of Holdings and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flow for the periods then ended. Except as set forth in the Financial Statements, the Company and the Subsidiaries have no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to January 1, 2024; (ii) obligations under contracts and commitments incurred in the ordinary course of business; (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect; and (iv) liabilities disclosed in Holdings SEC filings.

2.15 Changes. Since January 1, 2023 there has not been any (a) Material Adverse Effect, (b) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or the Subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s or the Subsidiaries’ ownership or use of such property or assets, (c) any loans or guarantees made by the Company or the Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business, or (d) any arrangement or commitment by the Company or the Subsidiaries to do any of the things described in clauses (b) and (c) of this Section 2.15.

2.16 Employee Matters.

(a) The Company and the Subsidiaries are not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company and the Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company and the Subsidiaries have withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company or the Subsidiaries and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(b) To the Company’s Knowledge, no Key Employee intends to terminate employment with the Company or its Subsidiaries or is otherwise likely to become unavailable to continue as a Key Employee. The Company and the Subsidiaries do not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company or any Subsidiary is terminable at the will of the Company or any Subsidiary, respectively. Except as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. The Company and the Subsidiaries have no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(c) The Company and the Subsidiaries have not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) the Company’s or any Subsidiary’s Board of Directors, respectively.

(d) Schedule 2.16(d) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company or any Subsidiary, or which the Company or any Subsidiary participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company and the Subsidiaries have made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(e) To the Company’s Knowledge, none of the Key Employees or directors of the Company or the Subsidiaries has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

(f) Each current and former employee, consultant and officer of the Company or any Subsidiary who has contributed to the development of any Company Intellectual Property has executed an agreement with the Company or the Subsidiary, respectively, regarding confidentiality and proprietary information substantially in the form or forms delivered to Purchasers or their respective counsel (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from their assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement.

2.17 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company or the Subsidiaries which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company or the Subsidiaries which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports of the Company or the Subsidiaries by any applicable federal, state, local or foreign governmental agency, which remain unresolved. The Company and the Subsidiaries have duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18 Insurance. The Company and the Subsidiaries have in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company and the Subsidiaries, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.19 Permits. The Company and the Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries are not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.20 Corporate Documents. The Certificate of Incorporation and Bylaws of the Company as of the date of this Agreement are in the form provided to Purchasers.

2.21 Foreign Corrupt Practices Act. Neither the Company, the Subsidiaries nor, to the Company’s Knowledge, any of its directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company, the Subsidiaries or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company, the Subsidiaries nor, to the Company’s Knowledge, any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law, and to ensure that all books and records of the Company accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. Neither the Company, the Subsidiaries nor, to the Company’s Knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law (collectively, “Enforcement Action”).

2.22 Data Privacy. In connection with its collection, storage, use and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable laws (collectively “Personal Information”) by or on behalf of the Company and the Subsidiaries, the Company and the Subsidiaries are and for the past two (2) years has been in compliance with (i) all applicable laws (including, without limitation, laws relating to privacy, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions in all material respects, (ii) the Company’s and the Subsidiaries’ privacy policies, and (iii) the requirements of any contract codes of conduct or industry standards by which the Company and the Subsidiaries are bound. The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. The Company is and has been for the past two (2) years, to the Company’s Knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. To the Company’s Knowledge, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company such that Privacy Requirements require or required the Company to notify government authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Company’s confidential information or trade secrets that reasonably would be expected to result in a Material Adverse Effect.

2.23 Disclosure. The Company has made available to Purchaser all the information reasonably available to the Company that Purchaser has requested for deciding whether to acquire the Notes.

2.24 Limitations on Representations and Warranties.

(a) Except for the representations and warranties contained in Section 3 and as may be set forth in the other Transaction Documents, the Company acknowledges that no Purchaser nor any other Person on its behalf makes any other express or implied representation or warranty with respect to Purchaser or with respect to any other information provided to the Company.

(b) Except as expressly set forth in this Section 2, and as may be set forth in the other Transaction Documents, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company and the Company disclaims all liability and responsibility for any representation, warranty, promise, assurance, guaranty or other statement made (including any opinion, information, financial projection or advice which may have been provided to Purchasers or any of their Affiliates), or information communicated orally or in writing, or the accuracy or completeness thereof, to Purchasers or any of their Affiliates by the Company or any partner, director, manager, officer, employee, accounting firm, legal counsel, or other agent, consultant, financial advisor or representative of the Company.

3. Representations and Warranties of Purchaser. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1 Authorization. Purchaser has full power and authority to enter into the Transaction Documents. All corporate action required to be taken by Purchaser in order to authorize Purchaser to enter into the Transaction Documents has been taken. The Transaction Documents to which Purchaser is a party, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable against such Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Notes to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Notes. Purchaser has not been formed for the specific purpose of acquiring the Notes.

3.3 Disclosure of Information. Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Purchaser to rely thereon.

3.4 Restricted Securities. Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Notes indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Notes, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Notes, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. Purchaser understands that no public market now exists for the Notes, and that the Company has made no assurances that a public market will ever exist for the Notes.

3.6 Legends. Purchaser understands that the Notes and any securities issued in respect of or exchange for the Notes, may be notated with one or all of the following legends:

“THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(a) Any legend set forth in, or required by, the other Transaction Documents.

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Notes represented by the certificate, instrument, or book entry so legended.

3.7 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8 Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Notes. Purchaser’s subscription and payment for and continued beneficial ownership of the Notes will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

3.9 CFIUS Foreign Person Status. Purchaser is not a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”). Purchaser is not controlled by a “foreign person,” as defined in the DPA. Purchaser does not permit any foreign person affiliated with Purchaser, whether affiliated as a limited partner or otherwise, to obtain through Purchaser any of the following with respect to the Company: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (ii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors or equivalent governing body of the Company; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Company regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Company (as defined in the DPA).

3.10 No General Solicitation. Neither Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Notes.

3.11 Exculpation among Purchasers. Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, members, agents, representatives (including counsel or accountants) or employees of any Purchaser will be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Notes.

3.12 Residence. The office or offices of Purchaser in which its principal place of business is located, as set forth on the signature page hereto.

3.13 Limitations on Representations and Warranties.

(a) Except for the representations and warranties contained in Section 2 and as may be set forth in the other Transaction Documents, Purchaser acknowledges that neither the Company nor any other Person on its behalf makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Purchaser.

(b) Except as expressly set forth in this Section 3, and as may be set forth in the other Transaction Documents, neither Purchaser nor any other Person makes any express or implied representation or warranty with respect to Purchaser and Purchaser disclaims all liability and responsibility for any representation, warranty, promise, assurance, guaranty or other statement made, or information communicated orally or in writing, or the accuracy or completeness thereof, to the Company or any of its Affiliates by Purchaser or any partner, director, manager, officer, employee, accounting firm, legal counsel, or other agent, consultant, financial advisor or representative of Purchaser.

4. Conditions to Purchasers’ Obligations at Closing. The obligations of Purchaser to purchase Notes at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3 Compliance Certificate. The Chief Executive Officer of the Company shall deliver to Purchaser at such Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5 Secretary’s Certificate. The Secretary of the Company shall have been delivered to the Purchaser at the Closing a certificate certifying (i) the Articles and Bylaws of the Company as in effect at the Closing and (ii) resolutions of the Board of Directors of the Company approving the Transaction Documents and the transactions contemplated under the Transaction Documents.

4.6 Convertible Promissory Notes. The Company shall have entered into the Notes.

4.7 UCC Search. The Company shall have completed a Uniform Commercial Code search in the Company to confirm no existing liens.

4.8 Holdings Convertible Note Waiver. Holdings shall have entered into the Convertible Note Waiver.

5. Conditions of the Company’s Obligations at Closing.

5.1 The obligations of the Company to sell Notes to a Purchaser at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

(a) Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

(b) Performance. Such Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

(c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing.

(d) Convertible Promissory Notes. Each Purchaser shall have executed and delivered a Note.

(e) Accredited Investor Questionnaire. Each Purchaser shall have executed and delivered an Accredited Investor Questionnaire.

(f) Holdings Convertible Note Waiver. Holdings shall have entered into the Convertible Note Waiver.

6. Miscellaneous.

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Purchaser or the Company.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by the internal law of the State of Nevada, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Nevada.

6.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy shall also be sent to Akerman LLP, Three Brickell City Centre, 98 Southeast Seventh Street, Suite 1100, Miami, FL 33131, Attention: Christina Russo [                     ] and Martin G. Burkett [                     ].

(b) Consent to Electronic Notice. Each Purchaser consents to the delivery of any stockholder notice pursuant to the Nevada Revised Statutes and Administrative Codes (the “NRS”), as amended or superseded from time to time, by electronic transmission pursuant to Section 719.250 of the NRS (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Purchaser agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

6.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Fees and Expenses. At the Closing, the Company shall pay the reasonable fees, in an amount not to exceed $15,000 in the aggregate, of Bradley Arant Boult Cummings LLP, the counsel for Charles & Potomac Capital LLC.

6.9 Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of a majority of the then-outstanding Notes. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon Purchaser and each transferee of the Notes (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.14 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Nevada and to the jurisdiction of the United States District Court for the District of Nevada for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Nevada or the United States District Court for the District of Nevada, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

ONDAS AUTONOMOUS SYSTEMS INC.

By:
Name:	Eric Brock
Title:	Chief Executive Officer

Address:	1 Marina Park Drive Unit 1410,
Boston, MA 02210

E-Mail:	[ ]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

PURCHASER:

[ ]

By:
Name:
Title:

Address:

SCHEDULE A

Schedule of Purchasers

Purchaser	Subscription Amount

EXHIBITS

Exhibit A	-	FORM OF CONVERTIBLE PROMISSORY NOTE
Exhibit B	-	CONVERTIBLE NOTE WAIVER
Exhibit C	-	USE OF PROCEEDS
Exhibit D	-	ACCREDITED INVESTOR QUESTIONNAIRE

Exhibit A.

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

US$[●]	Effective Date: [●], 2024

Ondas Autonomous Systems Inc., a Nevada corporation (the “Company” or “Maker”), for value received, promises to pay to the order of [●] (“Holder”), the principal amount of [●] Dollars (US$[●]) together with interest as set forth in this Convertible Promissory Note (this “Note”).

1. Principal and Interest. Interest shall accrue from the date hereof on the principal balance hereof remaining from time to time outstanding at the rate equal to five percent (5%) per annum, simple interest (the “Note Rate”), and, upon the occurrence of an Event of Default, interest shall be payable at a rate equal to the Note Rate plus two percent (2%) per annum. Interest shall accrue on the basis of a year consisting of three hundred sixty-five (365) days and charged for the number of days actually elapsed. Notwithstanding anything herein to the contrary, unless earlier converted into Conversion Shares (as defined below), Maker shall pay the entire outstanding principal balance hereunder, plus all accrued and unpaid interest thereon, on September 30, 2025 (“Maturity Date”), provided, that, as a condition to payment on the Maturity Date, Maker shall give written notice to Holder of Maker’s intent to make such payment and Holder shall have the option, via written election that must be provided to Maker within 10 days of such notice, to convert the entire outstanding principal and interest balance hereunder into the most senior class of Equity Securities then outstanding at a conversion price equal to the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization as of the Maturity Date and otherwise pursuant to the same conversion mechanics described in this Note.

2. Security. This Note is a general unsecured obligation of Maker.

3. No Prepayment. Maker may not prepay any portion of the principal or interest of this Note without the written consent of Holder, which may be withheld in Holder’s sole discretion.

4. Next Equity Financing Conversion. In the event the Maker consummates the Next Equity Financing prior to the Maturity Date, the principal balance and unpaid accrued interest on this Note shall be automatically converted into Conversion Shares upon the closing of the Next Equity Financing. Notwithstanding the foregoing, Maker may, at its option, pay any unpaid accrued interest on this Note in cash at the time of conversion. The number of Conversion Shares Maker issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under this Note on a date that is no more than five (5) days prior to the closing of the Next Equity Financing by (y) the applicable Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, Maker will notify Holder in writing of the terms of the Equity Securities that are expected to be issued in such financing. The issuance of Conversion Shares pursuant to the conversion of this Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.

5. Financing Agreements. Holder acknowledges that the conversion of this Note into Conversion Shares pursuant to Section 4 may require Holder’s execution of certain agreements relating to the purchase and sale of the Conversion Shares, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities (collectively, the “Financing Agreements”). Holder agrees to execute all of the Financing Agreements in connection with a Next Equity Financing.

6. Corporate Transaction. In the event of a Corporate Transaction prior to the conversion or repayment of this Note, at the closing of such Corporate Transaction, the Holder may elect that either: (a) the Company will pay the Holder an amount equal to the sum of (x) the outstanding principal and accrued interest under this Note; or (b) the amount that Holder would have received at the closing of the Corporate Transaction assuming the outstanding principal and accrued interest under the Note had converted into shares of the Company’s common stock at a price per share equal to the fair market value of the Company’s common stock at the time of the Corporate Transaction as determined by reference to the purchase price payable to holders of common stock in connection with such Corporate Transaction.

7. Representations and Warranties of Maker. In connection with the transactions contemplated by this Note, Maker hereby represents and warrants to Holder as follows:

(a) Due Organization; Qualification and Good Standing. Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. Maker is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on Maker.

(b) Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of Maker and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, Maker has taken all corporate action required to make all of the obligations of Maker reflected in the provisions of this Note valid and enforceable in accordance with its terms.

8. Representations and Warranties of Holder. In connection with the transactions contemplated by this Note, Holder hereby represents and warrants to Maker as follows:

(a) Authorization. Holder has full power and authority (and, if an individual, the capacity) to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by Holder, will constitute Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account. Holder acknowledges that this Note is made with Holder in reliance upon Holder’s representation to Maker, which the Holder hereby confirms by executing this Note, that this Note, the Conversion Shares, and any securities issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for Holder’s own account, not as a nominee or agent (unless otherwise specified on Holder’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Securities. If other than an individual, Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

(c) Disclosure of Information; Non-Reliance. Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. Holder further represents that it has had an opportunity to ask questions and receive answers from Maker regarding the terms and conditions of the offering of the Securities. Holder confirms that Maker has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, Holder is not relying on the advice or recommendations of Maker and has made its own independent decision that the investment in the Securities is suitable and appropriate for Holder. Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(d) Investment Experience. Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(e) Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Holder agrees to furnish any additional information requested by Maker or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(f) Restricted Securities. Holder understands that the Securities have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein. Holder understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. Holder acknowledges that Maker has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to Maker which are outside of Holder’s control, and which Maker is under no obligation, and may not be able, to satisfy.

(g) No Public Market. Holder understands that no public market now exists for the Securities and that Maker has made no assurances that a public market will ever exist for the Securities.

(h) No General Solicitation. Holder, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder, solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Holder acknowledges that neither Maker nor any other Person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(i) Residence. If Holder is an individual, then Holder resides in the state or province identified in the address shown on Holder’s signature page hereto. If Holder is a partnership, corporation, limited liability company or other entity, then Holder’s principal place of business is located in the state or province identified in the address shown on Holder’s signature page hereto.

(j) Foreign Investors. If Holder is not a United States Person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. Holder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Holder’s jurisdiction. Holder acknowledges that Maker has taken no action in foreign jurisdictions with respect to the Securities.

(k) No “Bad Actor” Disqualification. Holder represents and warrants that neither (A) Holder nor (B) any entity that controls Holder or is under the control of, or under common control with, Holder, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to Maker. Holder represents that Holder has exercised reasonable care to determine the accuracy of the representation made by Holder in this paragraph and agrees to notify Maker if Holder becomes aware of any fact that makes the representation given by Holder hereunder inaccurate.

9. Affirmative Covenants. Maker covenants that, so long as any amounts are due and payable hereunder to Holder, Maker shall:

(a) Maintain its corporate existence and its good standing in its jurisdiction of organization; and

(b) Keep its business insured for risks and in the manner so insured prior to the date of this Note.

10. Negative Covenants. Maker covenants that, so long as any amounts are due and payable hereunder to Holder, without the prior approval of Holder, Maker shall not:

(a) Create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness;

(b) Create, incur, assume or suffer to exist any Lien of any kind upon any of Maker’s property, whether now owned or hereafter acquired, except Permitted Liens;

(c) Sell or dispose of all or substantially all of Maker’s assets or property;

(d) Issue or sell Equity Securities in Maker;

(e) Make any distribution or dividend to its shareholders;

(f) Enter into any contracts with Affiliates of Maker (other than (i) contracts between Maker and its directly and indirectly wholly-owned subsidiaries and (ii) contracts related to the allocation of shared goods, services and overhead by and among Maker and its Affiliates); and

(g) Pay bonuses or increase compensation for the executives officers of Maker.

11. Default.

(a) Events of Default. An “Event of Default” shall be deemed to have occurred if:

(i) Maker shall fail to make any payment or principal or interest due to Holder under this Note when the same shall become due and payable, and fails to remedy such violation within ten (10) days after receipt of written notice from Holder that such a violation has occurred.

(ii) Maker violates any of the covenants contained in Section 9 or Section 10 of this Note, and fails to remedy such violation within ten (10) days after receipt of written notice from Holder that such a violation has occurred.

(iii) Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iv) An involuntary petition is filed against Maker (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Maker).

(b) Consequences of Events of Default. Upon the occurrence and during the continuance of an Event of Default, the entire unpaid principal sum hereunder, plus any and all interest accrued thereon, plus all other sums due and payable to Holder hereunder shall, at the option of Holder, become immediately due and payable.

12. GOVERNING LAW. THIS NOTE AND ALL THE TERMS HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

13. Release. Upon conversion of this Note in full and the payment of the amounts specified herein, Maker shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to Maker for cancellation.

14. Severability. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

15. Usury Laws. It is the intention of Maker and Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under or in respect of this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points, or otherwise) contracted for, chargeable, or receivable under or in respect of this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Maker or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Maker.

16. Successors and Assigns. This Note shall not be assigned by any party, and no party’s obligations hereunder, or any of them, shall be delegated, without the consent of the other party.

17. Entire Agreement. This Note together with the Securities Purchas Agreement, constitutes and contains the entire understanding and agreement between Maker and Holder with respect to the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, with respect to such subject matter. Maker acknowledges that it is not relying on any representation or agreement made by Holder or any employee, attorney or agent thereof, other than the specific agreements set forth in this Note and the Securities Purchase Agreement.

18. Construction. This Note is the result of negotiations between and has been reviewed by each of Maker and Holder as of the date hereof and their respective counsel; accordingly, this Note shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Maker or Holder. Maker and Holder agree that they intend the literal words of this Note and that no parol evidence shall be necessary or appropriate to establish Maker’s or Holder’s actual intentions.

19. Amendments and Waivers. Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Note or of any of the related loan documents shall not be effective without the written consent of Holder and Maker. Any waiver or consent with respect to any provision of such loan documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section shall be binding upon Holder and on Maker.

20. Reliance by Holder. All covenants, agreements, representations and warranties made herein by Maker shall be deemed to be material to and to have been relied upon by Holder, notwithstanding any investigation by Holder.

21. Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the full intent and purpose of this Note and any agreements executed in connection herewith, and to comply with state or federal securities laws or other regulatory approvals.

22. Survival. All covenants, representations and warranties made in this Note shall continue in full force and effect so long as any obligations hereunder or commitment to fund remain outstanding.

23. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday, or legal holiday in the State of Nevada, the payment shall be due and payable on, and the time period shall automatically be extended to, the next day immediately following such Saturday, Sunday, or legal holiday in the State of Nevada that is not itself a Saturday, Sunday, or legal holiday in the State of Nevada, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

24. Remedies Cumulative, Etc. No right or remedy conferred upon or reserved to Holder hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

25. Submission to Jurisdiction; Consent to Service of Process. The parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located in state courts of the State of Nevada and to the jurisdiction of the United States District Court for the District of Nevada over any dispute arising out of or relating to this Note or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

26. WAIVER OF JURY TRIAL. EACH OF MAKER AND HOLDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

27. Definitions. The terms set forth below shall have the following meanings:

(a) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Common Stock” means Maker’s common stock, par value US$0.0001.

(c) “Conversion Shares” (for purposes of determining the type of Equity Securities issuable upon conversion of this Note) means with respect to a conversion pursuant to Section 4, shares of the Equity Securities issued in the Next Equity Financing.

(d) “Conversion Price” means with respect to a conversion pursuant to Section 4, the lesser of: (x) the lowest per share purchase price of the Equity Securities issued in the Next Equity Financing; and (y) the quotient resulting from dividing (x) the Valuation Cap by (y) the Fully Diluted Capitalization immediately prior to the closing of the Next Equity Financing.

(e) “Corporate Transaction” means:

(i) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets or the exclusive license of all or substantially all of the Company’s material intellectual property;

(ii) the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or

(iii) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act), of the Company’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power represented by the outstanding voting securities of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a “Corporate Transaction.”

(f) “Equity Securities” means (i) Common Stock or Preferred Stock; (ii) any securities conferring the right to purchase Common Stock or Preferred Stock; or (iii) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Stock or Preferred Stock. Notwithstanding the foregoing, the following will not be considered “Equity Securities”: (A) any security granted, issued or sold by Maker to any director, officer, employee, consultant or adviser of Maker for the primary purpose of soliciting or retaining their services; (B) any convertible promissory notes (including this Note) issued by Maker; and (C) any SAFEs that have been issued by Maker.

(g) “Fully Diluted Capitalization” means the number of issued and outstanding shares of the Company’s capital stock, assuming the conversion or exercise of all of the Company’s outstanding convertible or exercisable securities, including shares convertible into Common Stock or Preferred Stock and all outstanding vested or unvested options or warrants to purchase the Company’s capital stock. Notwithstanding the foregoing, “Fully Diluted Capitalization” excludes: (i) any convertible promissory notes (including this Note) issued by the Company; (ii) any SAFEs issued by the Company; and (iii) any Equity Securities that are issuable upon conversion of any outstanding convertible promissory notes or SAFEs.

(h) “Indebtedness” means, with respect to Maker, the aggregate amount of, without duplication, (i) all obligations of Maker for borrowed money, (ii) all obligations of Maker evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations or liabilities of others secured by a Lien on any asset of Maker, whether or not such obligation or liability is assumed, and (iv) all obligations or liabilities of others guaranteed by Maker.

(i) “Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any property of the Maker in favor of any Person.

(j) “Next Equity Financing” means the next private or public offering by Maker of its Equity Securities following the date of issuance of this Note yielding proceeds to the Maker of at least US$5,000,000.00 (after commissions, underwriters’ discounts and/or expenses).

(k) “Permitted Indebtedness” means and includes: (i) Indebtedness of Maker to Holder; (ii) Indebtedness arising from the endorsement of instruments in the ordinary course of business; and (iii) Indebtedness of Maker in an aggregate original principal amount not to exceed $250,000, including convertible Indebtedness convertible into equity of Maker, which is convertible into no more than 49% of the fully diluted membership interest of Maker, the terms of which shall not prohibit any payment required under this Agreement.

(l) “Permitted Liens” means: (i) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, (iii) Liens upon any equipment or other personal property acquired by Maker (A) the purchase price of such equipment or other personal property, or (B) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that such Liens are confined solely to the equipment or other personal property so acquired and the proceeds thereof and the amount secured does not exceed the acquisition price thereof, (iv) licenses of intellectual property entered into in the ordinary course of business (whether as licensor or licensee), (v) bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business and Liens in favor of financial institutions arising in connection with Maker’s deposit accounts or securities accounts held at such institutions to secure customary fees and charges, (vi) any judgment, attachment or similar Lien; and (vii) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described above but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

(m) “Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

(n) “Preferred Stock” means Maker’s preferred stock, par value US$0.0001.

(o) “SAFE” means any simple agreement for future equity (or other similar agreement) that is issued by Maker for bona fide financing purposes and that may convert into Maker’s capital stock in accordance with its terms.

(p) “Securities Purchase Agreement” means that certain Securities Purchase Agreement of even date herewith.

(q) “Valuation Cap” means US$65,000,000.00.

* * *

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the day and year first above written.

Ondas Autonomous Systems Inc.

By:
	Name:	Eric Brock
	Title:	Chief Executive Officer

[●]

By:
Name:
Title:
Address:

EXHIBIT B

CONVERTIBLE NOTE WAIVER

WAIVER AGREEMENT

This Waiver Agreement (this “Waiver Agreement”), dated as of October 9, 2024, is entered into by and among Ondas Holdings Inc., a Nevada corporation (the “Company”), the investor signatory below (the “Holder”), and Wilmington Savings Fund Society, FSB, in its capacity as trustee under the Indenture defined below (in such capacity, the “Trustee”). Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement (as defined below).

RECITALS

A.	The Company and the Holder are parties to that certain Securities Purchase Agreement, dated as of October 26, 2022 (as amended, modified or waived, from time to time, the “Securities Purchase Agreement”), pursuant to which the Holder purchased from the Company that certain (i) 3% Series A-1 Senior Convertible Note Due 2025, in the aggregate original principal amount of $34.5 million (the “Original Note”), which was subsequently exchanged into that certain 3% Series B-1 Senior Convertible Note Due 2024 (as amended, modified or waived, from time to time, the “Exchange Note”), and (ii) 3% Series B-2 Senior Convertible Note, due 2025, in the aggregate original principal amount of $11.5 million (the “2023 Additional Note,” and together with the Exchange Note (the “Existing Notes”), and any other Additional Notes issued under the Securities Purchase Agreement, the “Notes”).

B.	The Exchange Note and 2023 Additional Note were issued pursuant to the first supplemental indenture (the “First Supplemental Indenture”), dated as of January 20, 2023, and the second supplemental indenture (the “Second Supplemental Indenture”), dated July 25, 2023, respectively, between the Company and the Trustee. The First Supplemental Indenture and the Second Supplemental Indenture supplements the indenture entered into by and between the Company and the Trustee, dated as of January 20, 2023 (such indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).

C.	The Company (i) intends to have its subsidiary, Ondas Autonomous Systems Inc. (“OAS”), consummate a private placement of convertible promissory notes (“OAS Notes”), with an aggregate principal amount up to Seven Million Dollars ($7,000,000), in accordance with those certain documents attached hereto as Exhibit A (the “OAS Offering”); (ii) desires that the Holder waives Section 4(q) of the Securities Purchase Agreement and that the Holder and Trustee waive Sections 13(b), 13(d), 13(f) and 13(g) of the Notes, solely with respect to the OAS Offering and not with respect to any other Subsequent Placement, (the “OAS Waiver”); and (iii) desires that the Holder and Trustee waive any right to adjust the Conversion Price of the Notes pursuant to Section 7 of the Notes and any Additional Notes that may be issued from time as a result of the consummation of all or any portion of the New Issuance (the “Reset Waiver”).

TERMS OF THE WAIVER

1.	Waivers. As of the Effective Time, the Holder and Trustee hereby grant the Company the OAS Waiver and the Reset Waiver. By its signature below, the Holder, as the sole holder of the Existing Notes, hereby instructs and directs the Trustee to execute and deliver this Waiver for purposes of granting the OAS Waiver and the Reset Waiver on the terms hereof.

2.	Effective Time. This Waiver Agreement shall be effective (the “Effective Time”) upon the time of due execution and delivery by the Company, the Holder and the Trustee of this Waiver Agreement.

3.	Ratification. Except as otherwise expressly provided herein, the Transaction Documents, the Indenture and the Existing Notes, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

4.	Miscellaneous. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

IN WITNESS WHEREOF, the Holder, the Company, and the Trustee have caused their respective signature page to this Waiver Agreement to be duly executed as of the date first written above.

COMPANY

ONDAS HOLDINGS INC.

By:
Name:	Eric Brock
Title:	Chairman and Chief Executive Officer

HOLDER

By:
Name:
Title:

TRUSTEE

By:
Name:
Title:

Exhibit C

USE OF PROCEEDS

Proceeds from the sale of the Notes will be used by the Company for working capital and other general corporate purposes.

C-1

Exhibit D

ACCREDITED INVESTOR QUESTIONNAIRE

ONDAS AUTONOMOUS SYSTEMS INC.

Each person or entity subscribing for shares of Common Stock (the “Shares”) of Ondas Autonomous Systems Inc. (the “Company”) must qualify as an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In order to confirm that the person or entity qualifies as an accredited investor, each individual investor, or each investing entity’s authorized officer or other representative, must check one or more of the boxes below that applies to that person or entity and initial next to such checked box or boxes. Please also provide the information requested below relating to your investment, business, and educational experience.

☐ Initial ____ The person is a natural person who (either individually or jointly with spouse) has a net worth in excess of $1,000,0001;

☐ Initial ____ The person is a natural person who had an individual income (not joint with spouse) in excess of $200,000 in each of the two most recent years, or who had a joint income (with spouse) in excess of $300,000 in each of those years, and in either case who has a reasonable expectation of reaching the same income level in the current year;

☐ Initial ____ The person or entity is a director, executive officer, or general partner of the Company, or any director, executive officer, or general partner of a general partner of the Company;

☐ Initial ____ The entity is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D (i.e., a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares);

☐ Initial ____ The entity is a corporation, Massachusetts or similar business trust, partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (tax exempt organization), not formed for the specific purpose of acquiring the Shares, having total assets in excess of $5,000,000;

☐ Initial ____ The entity is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (ERISA), and either (i) the investment decision is made by a “Plan Fiduciary”, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or (ii) the employee benefit plan has total assets in excess of $5,000,000;

[1]	For purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

D-1

☐ Initial ____ The entity is a self-directed employee benefit plan within the meaning of ERISA (e.g., an IRA), with investment decisions made solely by persons who are “accredited investors” as defined in Rule 501(a) of Regulation D;

☐ Initial ____ The entity is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, which plan has total assets in excess of $5,000,000;

☐ Initial ____ The entity is one in which all of the equity owners are “accredited investors”;

☐ Initial ____ The entity is a bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act) whether acting in its individual or fiduciary capacity;

☐ Initial ____ The entity is an insurance company (as defined in Section 2(a)(13) of the Securities Act);

☐ Initial ____ The entity is an investment company registered under the Investment Company Act of 1940 or a business development company (as defined in Section 2(a)(48) of the Investment Company Act of 1940);

☐ Initial ____ The entity is a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940);

☐ Initial ____ The person is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; or

☐ Initial ____ The entity is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

By checking the applicable box or boxes above and initialing next to such checked box or boxes, the undersigned investor is certifying to the Company that the undersigned is an accredited investor for the reason stated above.

[Signatures appear on the next page]

D-2

By signing below, the undersigned confirms that the undersigned understands this document and that all of the above information about the undersigned is true, correct and complete.

(Print Name)

(Signature)

Taxpayer Identification Number/Social Security Number:

Permanent Home/Business Address

D-3